Exhibit 8-c

DAVIS POLK & WARDWELL
450 LEXINGTON AVENUE
NEW YORK, NEW YORK 10017
(212) 450-4000

December 8, 2003

Re:	Morgan Stanley, Issuance of Medium-Term Notes, Series C - Senior Variable Rate Renewable Notes - $3,000,000,000 EXtendible Liquidity Securities® (EXLs®)

Morgan Stanley
1585 Broadway
New York, New York 10036

Ladies and Gentlemen:

     We have acted as special tax counsel for Morgan Stanley (the "Company") in connection with the issuance of $3,000,000,000 of the Company's EXtendible Liquidity Securities® (EXLs®), described in Pricing Supplement No. 18 to Registration Statement No. 333-106789, dated December 3, 2003 (the "Pricing Supplement"). We have reviewed the discussion set forth under the caption "United States Federal Taxation" in the Pricing Supplement and are of the opinion that the discussion is accurate.

     We are members of the Bar of the State of New York. The foregoing opinion is based upon and limited to the federal laws of the United States of America as contained in the Internal Revenue Code of 1986, as amended, Treasury regulations, administrative decisions and court decisions as of the date of this letter.

     We hereby consent to the use of our name under the caption "United States Federal Taxation" in the Pricing Supplement. The issuance of such a consent does not concede that we are an "Expert" for the purposes of the Securities Act of 1933.

Very truly yours,

/s/ Davis Polk & Wardwell